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                                                                   Exhibit 10.17

                                   Form of

                         CYPRESS COMMUNICATIONS, INC.

                       Executive Officer Severance Plan
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     1. Purpose. Cypress Communications, Inc. (the "Company") considers it
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essential to the best interests of its stockholders to foster the continuous employment of key management personnel. The Board of Directors of the Company (the "Board") recognizes, however, that, as is the case with many publicly held corporations, the possibility of a Change in Control (as defined in Section 2 hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders. Therefore, the Board has determined that the Cypress Communications, Inc. Executive Officer Severance Plan (the "Plan") should be adopted to reinforce and encourage the continued attention and dedication of the individuals from time to time listed on Appendix A attached hereto (each, a "Covered Employee";
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collectively, the "Covered Employees"), to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control. Nothing in this Plan shall be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Covered Employee and the Company, the Covered Employee shall not have any right to be retained in the employ of the Company.

     2. Change in Control. For purposes of this Plan, a "Change in Control"
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shall mean the consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction in which the stockholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any).

     3. Terminating Event. A "Terminating Event" shall mean the termination of
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employment of a Covered Employee in connection with any of the events provided in this Section 3 occurring within 12 months following a Change in Control:

        (a) termination by the Company of the employment of the Covered Employee with the Company for any reason other than for Cause or the death or Disability of such Covered Employee.

        As used herein, the term "Cause" shall mean (i) the willful and continued failure of the Covered Employee (other than any such failure resulting from incapacity or Disability) to substantially perform the Covered Employee's normally required duties with the Company continuing for 30 days after notice by the Company to the Covered Employee of such failure; (ii) any act of fraud, misappropriation, embezzlement or similar conduct against the Company, as finally determined through arbitration or final
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     judgment of a court of competent jurisdiction (which arbitration or judgment, due to the passage of time or otherwise, is not subject to further appeal); or (iii) conviction of the Covered Employee for a felony or any other crime involving moral turpitude (which conviction, due to the passage of time or otherwise is not subject to further appeal). For purposes of clauses (i) and (iii) of this Section 3(a), no act, or failure to act, on the Covered Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Covered Employee without reasonable belief that the Covered Employee's act, or failure to act, was in the best interest of the Company.

          As used herein, the term "Disability" shall have the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company for the Covered Employee. If no long-term disability plan or policy was ever maintained on behalf of the Covered Employee, Disability shall mean that condition described in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). In the event of a dispute, the determination of Disability will be made by the Committee in good faith and with the advice of a physician competent in the area to which such Disability relates.

          A Terminating Event shall not be deemed to have occurred pursuant to this Section 3(a) solely as a result of the Covered Employee being an employee of any direct or indirect successor to the business or assets of the Company, rather than continuing as an employee of the Company following a Change in Control; or

          (b) termination by the Covered Employee of the Covered Employee's employment with the Company for Good Reason. "Good Reason" shall mean the occurrence of any of the following events:

              (i) a substantial adverse change in the nature or scope of the Covered Employee's responsibilities, authorities, title, powers, functions, or duties from the responsibilities, authorities, powers, functions, or duties exercised by the Covered Employee immediately prior to the Change in Control; or

              (ii) a reduction in the Covered Employee's annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all or substantially all management employees; or

              (iii) the relocation of the Company's offices at which the Covered Employee is principally employed immediately prior to the date of a Change in Control to a location more than 50 miles from such offices, or the requirement by the Company for the Covered Employee to be based anywhere other than the Company's offices at such location, except for required travel on the Company's business to an extent substantially consistent with the Covered Employee's business travel obligations immediately prior to the Change in Control; or

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             (iv) the failure by the Company to pay to the Covered Employee any portion of his compensation or to pay to the Covered Employee any portion of an installment of deferred compensation under any deferred compensation program of the Company within 15 days of the date such compensation is due without prior written consent of the Covered Employee; or

             (v) the failure by the Company to obtain an effective agreement from any successor to assume and agree to perform this Agreement.

     4. Special Termination Benefits. In the event of a Terminating Event with
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respect to a Covered Employee,

        (a) the Company shall pay to the Covered Employee an amount equal to the amount indicated for such Covered Employee on Appendix A attached
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     hereto. Said amount shall be paid in one lump sum payment no later than 31 days following the Date of Termination (as such term is defined in Section 7(b)); and

        (b) the Company shall continue to provide health, dental and life insurance to the Covered Employee, on the same terms and conditions as though the Covered Employee had remained an active employee, for the period of time indicated for such Covered Employee on Appendix A attached hereto;
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     and

        (c) the Company shall pay to the Covered Employee all reasonable legal and mediation fees and expenses incurred by the Covered Employee in obtaining or enforcing any right or benefit provided by this Plan, except in cases involving frivolous or bad faith litigation initiated by the Covered Employee.

     5. Additional Limitation.
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        (a)  Anything in this Plan to the contrary notwithstanding, in the event that any compensation, payment or distribution by the Company to or for the benefit of the Covered Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise (the "Severance Payments"), would be subject to the excise tax imposed by Section 4999 of the Code, the following provisions shall apply:

             (i) If the Severance Payments, reduced by the sum of (1) the Excise Tax and (2) the total of the Federal, state, and local income and employment taxes payable by the Covered Employee on the amount of the Severance Payments which are in excess of the Threshold Amount, are greater than or equal to the Threshold Amount, the Covered Employee shall be entitled to the full benefits payable under this Plan.

             (ii) If the Threshold Amount is less than (x) the Severance Payments, but greater than (y) the Severance Payments reduced by the sum of (1) the

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          Excise Tax and (2) the total of the Federal, state, and local income and employment taxes on the amount of the Severance Payments which are in excess of the Threshold Amount, then the benefits payable under this Plan shall be reduced (but not below zero) to the extent necessary so that the maximum Severance Payments shall not exceed the Threshold Amount. To the extent that there is more than one method of reducing the payments to bring them within the Threshold Amount, the Covered Employee shall determine which method shall be followed; provided that if the Covered Employee fails to make such determination
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          within 45 days after the Company has sent the Covered Employee written notice of the need for such reduction, the Company may determine the amount of such reduction in its sole discretion.

     For the purposes of this Section 5, "Threshold Amount" shall mean three times the Covered Employee's "base amount" within the meaning of Section 280G(b)(3) of the Code and the regulations promulgated thereunder less one dollar ($1.00); and "Excise Tax" shall mean the excise tax imposed by
     Section 4999 of the Code, or any interest or penalties incurred by the Covered Employee with respect to such excise tax.

          (b) The determination as to which of the alternative provisions of
     Section 5(a) shall apply to the Covered Employee shall be made by any nationally recognized accounting firm selected by the Company (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Covered Employee within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Covered Employee. For purposes of determining which of the alternative provisions of Section 5(a) shall apply, the Covered Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of the Covered Employee's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Any determination by the Accounting Firm shall be binding upon the Company and the Covered Employee.

     6. Withholding. All payments made by the Company under this Plan shall be
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net of any tax or other amounts required to be withheld by the Company under applicable law.

     7.   Notice and Date of Termination; Disputes; Etc.
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          (a) Notice of Termination. Within 12 months after a Change in Control, any purported termination of a Covered Employee's employment (other than by reason of death) shall be communicated by written Notice of Termination from the Company to the Covered Employee or vice versa in accordance with this Section 7. For purposes of this Plan, a "Notice of Termination" shall mean a notice which shall indicate the

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     specific termination provision in this Plan relied upon and the Date of
     Termination. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than two- thirds (2/3) of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Covered Employee and an opportunity for the Covered Employee, accompanied by the Covered Employee's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the termination met the criteria for Cause set forth in Section 3(a) hereof.

          (b) Date of Termination. "Date of Termination," with respect to any
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     purported termination of a Covered Employee's employment within 12 months after a Change in Control, shall mean the date specified in the Notice of Termination. In the case of a termination by the Company other than a termination for Cause (which may be effective immediately), the Date of Termination shall not be less than 30 days after the Notice of Termination is given. In the case of a termination by a Covered Employee, the Date of Termination shall not be less than 15 days from the date such Notice of Termination is given. Notwithstanding Section 3(a) of this Plan, in the event that a Covered Employee gives a Notice of Termination to the Company, the Company may unilaterally accelerate the Date of Termination and such acceleration shall not result in a second Terminating Event for purposes of
     Section 3(a) of this Plan.

          (c) No Mitigation. The Covered Employee is not required to seek other
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     employment or to attempt in any way to reduce any amounts payable to the
     Covered Employee by the Company under this Plan. Further, the amount of any payment provided for in this Plan shall not be reduced by any compensation earned by the Covered Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Covered Employee to the Company, or otherwise.

          (d) Mediation of Disputes. The parties shall endeavor in good faith to
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     settle within 90 days any controversy or claim arising out of or relating to this Plan or the breach thereof through mediation with JAMS, Endispute or similar organizations. If the controversy or claim is not resolved within 90 days, the parties shall be free to pursue other legal remedies in law or equity.

     8. Benefits and Burdens. This Plan shall inure to the benefit of and be
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binding upon the Company and the Covered Employees, their respective successors, executors, administrators, heirs and permitted assigns. In the event of a Covered Employee's death after a Terminating Event but prior to the completion by the Company of all payments due him under this Plan, the Company shall continue such payments to the Covered Employee's beneficiary designated in writing to the Company prior to his death (or to his estate, if the Covered Employee fails to make such designation).

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     9. Enforceability. If any portion or provision of this Plan shall to any
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extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Plan, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Plan shall be valid and enforceable to the fullest extent permitted by law.

     10. Waiver. No waiver of any provision hereof shall be effective unless
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made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Plan, or the waiver by any party of any breach of this Plan, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     11. Notices. Any notices, requests, demands, and other communications
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provided for by this Plan shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to a Covered Employee at the last address the Covered Employee has filed in writing with the Company, or to the Company at its main office, attention of the Board of Directors.

     12. Effect on Other Plans. Nothing in this Plan shall be construed to limit
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the rights of the Covered Employees under the Company's benefit plans, programs or policies.

     13. Amendment or Termination of Plan. The Company may amend or terminate
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this Plan, including Appendix A attached hereto, at any time or from time to time; provided, however, that no such amendment shall, without the consent of the Covered Employees, in any material adverse way affect the rights of the Covered Employees, and no termination shall be made without the written consent of the Covered Employees.

     14. Governing Law. This Plan and all actions taken hereunder shall be
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governed by, and construed in accordance with, the laws of the State of
Delaware, applied without regard to conflict of law principles.

     15. Obligations of Successors. In addition to any obligations imposed by
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law upon any successor to the Company, the Company will use its best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Adopted:  As of _______________, 2000

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                                  APPENDIX A

                             Covered Employees and
                         Special Termination Benefits
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1. Covered Employee:                   R. Stanley Allen
   Special Termination Benefits:
          Section 4(a) Benefit:        One and one-half (1.5) times the amount
                                       of the current annual base salary of the
                                       Covered Employee, determined prior to any
                                       reductions for pre-tax contributions to a
                                       cash or deferred arrangement or a
                                       cafeteria plan.
          Section 4(b) Benefit:        Twelve (12) months after the Terminating
                                       Event.

2. Covered Employee:                   Ward C. Bordeaux, Jr.
   Special Termination Benefits:
          Section 4(a) Benefit:        One and one-half (1.5) times the amount
                                       of the current annual base salary of the
                                       Covered Employee, determined prior to any
                                       reductions for pre-tax contributions
                                       to a cash or deferred arrangement or a
                                       cafeteria plan.
          Section 4(b) Benefit:        Twelve (12) months after the Terminating
                                       Event.

3. Covered Employee:                   Mark A. Graves
   Special Termination Benefits:
          Section 4(a) Benefit:        One and one-half (1.5) times the amount
                                       of the current annual base salary of the
                                       Covered Employee, determined prior to any
                                       reductions for pre-tax contributions to a
                                       cash or deferred arrangement or a
                                       cafeteria plan.
          Section 4(b) Benefit:        Twelve (12) months after the Terminating
                                       Event.

4. Covered Employee:                   Barry L. Boniface
   Special Termination Benefits:
          Section 4(a) Benefit:        One and one-half (1.5) times the amount
                                       of the current annual base salary of the
                                       Covered Employee, determined prior to any
                                       reductions for pre-tax contributions to a
                                       cash or deferred arrangement or a
                                       cafeteria plan.
          Section 4(b) Benefit:        Twelve (12) months after the
          Terminating Event.

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